EXHIBIT 99.5

MARQUEST FINANCIAL, INC.

UNAUDITED BALANCE SHEET

SEPTEMBER 30, 2002

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,225
Marketable securities	25,000
Receivables, net	247,564
TOTAL CURRENT ASSETS	277,789

PROPERTY AND EQUIPMENT, NET	85,026
$362,815

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank credit line	$78,456
Accounts payable	42,261
TOTAL CURRENT LIABILITIES	120,717

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common stock	10
Additional paid-in capital	176,170
Retained earnings	65,918
242,098

$362,815

1

EXHIBIT 99.5

MARQUEST FINANCIAL, INC.

UNAUDITED STATEMENTS OF OPERATIONS

	Three Months	Nine Months
	Ended	Ended
	September 30, 2002	September 30, 2002
NET SALES	$601,089	$1,339,660

OPERATING EXPENSES	525,476	1,207,737

INCOME FROM OPERATIONS	75,613	131,923

INTEREST EXPENSE	1,285	2,025

NET INCOME	$74,328	$129,898

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EXHIBIT 99.5

MARQUEST FINANCIAL, INC.

UNAUDITED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$129,898
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	19,500
Increase in accounts receivable	(66,990)
Decrease in other deposits	6,373
Increase in accounts payable	18,810
Decrease in deferred revenue	(400)

Net cash provided by operating activities	107,191

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(25,000)
Purchase of equipment	(44,426)

Net cash used by investing activities	(69,426)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net advances of bank credit line	78,456
Dividends paid	(171,929)

Net cash used in financing activities	(93,473)

DECREASE IN CASH AND EQUIVALENTS	(55,708)

CASH AND EQUIVALENTS
Beginning of Period	60,933

End of Period	$5,225

2